Exhibit 10.16

Execution Copy

NON-STATUTORY STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”), effective as of the 19th day of March 2010 (the “Grant Date”), is between Rib-X Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Mark Leuchtenberger (“Participant”).

R E C I T A L S

WHEREAS, on ______, 2001, the Company adopted the Rib-X Pharmaceuticals, Inc. 2001 Stock Option and Incentive Plan (the “Plan”) to provide a flexible vehicle through which it may offer equity-based compensation incentives in the form of restricted stock and options to purchase shares of the Company’s Common Stock (the “Common Stock”) and other stock-based awards to key personnel, collaborators or consultants of the Company in order to attract, motivate, reward and retain such personnel and to further align the interests of such personnel with those of the stockholders of the Company; and

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company desires to grant to the Participant a stock option to purchase shares of Common Stock, and the Participant is willing to accept such option, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants contained herein, agree as follows:

1. Option. The Company hereby grants to the Participant an unvested option (the “Option”) to purchase up to 13,339,196 shares of Common Stock (the “Option Shares”). The exercise price of the Option Shares shall be the fair market value of the Common Stock as determined by the Company’s Board of Directors following receipt of the Company’s valuation conducted by Grant Thornton as of December 31, 2009 (the “Exercise Price”). The Option shall be subject to the terms and provisions of this Agreement and of the Plan, which is incorporated herein by reference. Capitalized terms used herein and not defined in this Agreement shall have the meanings specified in the Plan.

2. Vesting. The Option shall vest and may be exercised, in whole or in part, through the tenth anniversary of the Grant Date in accordance with the following schedule:

(a)	25% of the Option shall vest and become exercisable on the first anniversary of the Grant Date; and, thereafter

(b)

the remaining 75% of the Option shall vest and become exercisable at the rate of 1/48th of the Option per month on each monthly anniversary of the Grant Date such that 100% of the Option shall be vested fully on the fourth anniversary of the Grant Date.

All unvested Options shall immediately vest and become exercisable upon the effective date of a Change in Control.

As used herein, “Change in Control” means that through one transaction or a series of related transactions, any one person, or more than one person acting as a group (i) acquired ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 85% of the total fair market value or total voting power of the stock of the Company (unless such persons or group already owns fifty 50% of the stock of the Company); or (ii) acquired (or has acquired during the 12-month period ending on the date of the most recent acquisition of such person or persons) at least 85% of the assets from the Company. Notwithstanding the foregoing, “Change in Control” shall not include any change for reasons of (i) bankruptcy, insolvency, or otherwise for the benefit of the Company’s creditors, or (ii) any debt or equity financing approved by the Board in which an investor or investors receive(s) debt or equity securities from the Company or an affiliate of the Company

3. Term. The Option, to the extent not previously exercised, shall terminate and become unexercisable upon the earliest of the following dates (such earliest date the “Termination Date”):

(a) the tenth anniversary of the Grant Date;

(b) the first anniversary of the date of the termination of the Participant’s employment with the Company in the event that such termination is by reason of the Participant’s Disability or death;

(c) ninety (90) calendar days after the date the Participant’s employment with the Company terminates for any reason other than for Cause, the Participant’s Disability or the Participant’s death; and

(d) the commencement of business on the date the Participant’s employment with the Company terminates for Cause.

The period from the Grant Date through and including the Termination Date is hereinafter referred to as the “Term.”

The term “Disability” shall have the meaning set forth in the Plan.

4. Manner of Exercising Option. This Option may be exercised in whole or in part by delivery to the Company, from time to time, of a written notice in substantially the form set forth in Exhibit A hereto, signed by the Participant (or, in the event of the Participant’s death or other incapacity, by beneficiary designation, bequest or inheritance), specifying the number of Option Shares that the Participant then desires to purchase, together with cash, certified check, or bank draft payable to the order of the Company, for an amount of United States dollars equal to the Exercise Price plus the Company’s withholding obligations in connection with the delivery of the Option Shares.

5. Insider Trading. The exercise of this Option shall subject the Participant to the Company’s Insider Trading Policy, as such policy may exist from time to time.

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6. Tax Treatment. Upon exercise of the Option, the amount that is the difference between the Exercise Price and the fair market value of the Option Shares on the date of exercise may be subject to withholding. The Company cannot provide you with individual tax advice. The Company advises you to consult with an independent tax advisor.

7. No Transfer or Assignment. Except as set forth in the Plan, the Option, and any rights pertaining thereto, shall be exercisable only by the Participant, or his legal representative, and neither this Option nor any rights pertaining thereto shall be transferable or assignable in any respect.

8. Compliance with Laws and Regulations.

(a) The Company will not be obligated to issue or deliver shares of Common Stock unless the issuance and delivery of such shares complies with applicable law, including, without limitation, the Securities Act, the Securities Act of 1934, as amended, applicable state law and the requirements of any stock exchange or market upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) In connection with the exercise of this Option, the Participant will execute and deliver to the Company such representations in writing as may be requested by the Company that it may comply with the applicable requirements of federal and state securities laws.

(c) No Option Shares shall be purchased or sold unless and until (i) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel, and (ii) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Committee may require.

9. Notices. All notices, requests, demands, waivers, consents, approvals or other communications pursuant to this Agreement shall be in writing and delivered to the Company at its principal executive offices, Attention: Secretary, or to the Participant at the residence address reflected in the records maintained by the Company.

10. No Rights of Stockholder. Neither the Participant nor any legal representative of the Participant shall be, or have any of the rights and privileges of, a stockholder of the Company with respect to any Option Shares except to the extent that certificates for such Option Shares shall have been issued upon the exercise of the Option as provided for in this Agreement and under the terms of the Plan.

11. Construction. The Committee shall have exclusive authority to interpret and construe the Option, and its determinations with respect thereto shall be final and binding on the Company and the Participant. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control. Capitalized terms in this Agreement that are not otherwise defined have the meaning assigned to them in the Plan.

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12. No Rights Conferred. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of his or her Service with the Company or its subsidiaries or interfere in any way with the right of the Company and its subsidiaries at any time to terminate such Service or to increase or decrease, or otherwise adjust, the other terms and conditions of the Participant’s Service.

13. Entire Agreement; Amendment. This Agreement and the Plan sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and may not be amended or supplemented except by a written instrument executed by each of the parties hereto.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflict of laws.

Signature page follows

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant has executed this Agreement, as of the day and year above written.

RIB-X PHARMACEUTICALS, INC.		PARTICIPANT

By:	/s/ Jonathan Leff	/s/ Mark Leuchtenberger
	Name: Jonathan Leff	Mark Leuchtenberger
Title: Chairman, Executive
Committee of Board of Directors

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EXHIBIT A

NOTICE OF EXERCISE OF STOCK OPTION

I hereby exercise my Option granted by Rib-X Pharmaceuticals, Inc. (the “Company”) and seek to purchase ________ shares of common stock of the Company. I understand that this exercise is subject to all the terms and provisions of my Stock Option Agreement and the Rib-X Pharmaceuticals, Inc. 2001 Stock Option and Incentive Plan.

Enclosed is my check in the sum of $___________ in payment for such shares.

Also enclosed in my check in the sum of $_______ to satisfy the Company’s payroll and income tax withholding requirements.

I acknowledge that the shares are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. I hereby make the following representations to the Company and acknowledge that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•

I am acquiring the shares solely for my own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	I have had an opportunity to ask questions and receive answers from the Company regarding the restrictions imposed on the shares purchased upon my exercise of the Option.

•

I have been furnished with, and/or have access to, such information as I consider necessary or appropriate for deciding whether to exercise the Option and purchase the shares. However, in evaluating the merits and risks of an investment in the shares, I have relied only upon the advice of my own legal counsel, tax advisors, and/or investment advisors.

•

I am aware that any investment in common shares of a closely held corporation such as the Company is non-marketable, is non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•

I understand that the shares I acquire on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, I may resell the shares without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect. I acknowledge receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represent that I am familiar with this rule, and understand the resale limitations imposed by the rule, by the Securities Act and by applicable state securities law.

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•	I have read and understand the restrictions and limitations set forth in the Plan and my Stock Option Agreement.

•

I have not relied upon any oral representation made to me relating to the purchase of the shares on my exercise of the Option or upon information presented in any promotional meeting or material relating to the shares.

•	I understand that the Company has no obligation to register the shares or file any registration statement under federal or state securities laws.

•	I understand that the certificates evidencing the shares shall in addition to any other legend required by contract or applicable law bear a legend in substance as follows:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR LAWS.

Dated:

Participant signature

Receipt is hereby acknowledged of the delivery to me by Rib-X Pharmaceuticals, Inc. of certificates for ___________ shares of common stock of the Company purchased by me pursuant to the terms and conditions of the Stock Option Agreement referred to above.

Date:

Participant’s Signature

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